EXHIBIT 10.6


    LEASE AMENDING AGREEMENT entered into as of the first day of January 1995

   BETWEEN: CLARIDGE PROPERTIES LTD., a body politic and corporate duly incorporated as such, having its head office in the district of Montreal, province of Quebec,

                                             (hereinafter called the "Lessor")


   AND: THERMO ELECTRON CORPORATION, a body politic and corporate duly incorporated, having an office at 81 Wyman Street, Waltham, Massachusetts 02254,

                                             (hereinafter called the "Lessee")

   AND: TMO, INC., a body politic and corporate duly incorporated, having an office at 81 Wyman Street, Waltham, Massachusetts 02254,

                                               (hereinafter called "Assignee")

        WHEREAS by a lease made as of the 31st day of December 1985 by and between the Lessor and the Lessee (the "Lease"), the Lessor leased to the Lessee for a term of ten (10) years commencing on the 31st day of December 1985 land located in Livonia, Michigan, as more fully described in Exhibit I to the Lease;

        WHEREAS, by that certain Assignment of Lease dated as of December 31, 1985 (the "Assignment"), the Lessee assigned to the Assignee all of the Lessee's right, title and interest in and to the Lease pursuant to the provisions of section 14 of the Lease, which Assignment expressly provides that the Lessee shall continue to be liable to the Lessor under the Lease, as a principal and not as a guarantor or surety, to the same extent as though no assignment had been made; and

        WHEREAS the Lessor and the Lessee and the Assignee have agreed to extend the term of the Lease so that it ends on December 31, 2004 (unless sooner terminated as provided under the Lease), and to amend the Lease, the whole in accordance with the terms and conditions hereinafter set forth;


               NOW THEREFORE THIS AGREEMENT WITNESSETH AS FOLLOWS:

   1. The preamble hereto forms a part hereof as if herein recited at length.

   2.   The Lease is hereby amended as follows:

        a) The last paragraph of section 1 of the Lease is amended by replacing the word "ten" in the second line thereof with the word "nineteen";
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        b)   Section 3 of the Lease is amended to provide that the annual fixed rental for the tenth year of the term shall be $584,500 and for subsequent years the amounts set forth in the table below:

                  11th                12 months          $584,500
                  12th                12 months           584,500
                  13th                12 months           584,500
                  14th                12 months           584,500
                  15th                12 months           709,750
                  16th                12 months           709,750
                  17th                12 months           709,750
                  18th                12 months           709,750
                  19th                12 months           709,750

        c) Section 14.01(c) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

                  "(c) If and when, and so long as, fifty percent (50%) or more of the leasable area of the building forming part of the Demised Premises shall be occupied by one or more persons or parties other than Lessee (or any Subsidiary, as said term is hereinafter defined, which is not paying rental and other consideration to Lessee for use of the Demised Premises in an aggregate amount which, when divided by the number of square feet occupied by such Subsidiary, exceeds the total Fixed Rent and Additional Rent, calculated on a per square foot basis, then payable under this Lease), Lessee shall pay to Lessor as Additional Rent on a monthly basis the amount, if any, by which the aggregate of the rentals and all other sums paid by such assignee(s), subtenant(s) or purchaser(s) to Lessee, for use of the Demised Premises, whether directly or indirectly (after subtracting therefrom all reasonable costs incurred by Lessee in connection with such assignment, subletting or other transfer, including without limitation brokerage commissions, attorney's fees and tenant improvement costs), when divided by the number of square feet of said building occupied by such assignee(s), subtenant(s) or purchaser(s), exceed the total Fixed Rent and Additional Rent, calculated on a per square foot basis, then payable under this Lease; and"

        d)   The following language is hereby added to the end of Section
             14.01:

                  "The term 'Subsidiary' for purposes of this Section
                 14.01 shall mean any corporation with respect to which Thermo Electron Corporation (or any Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors at all times."

        e) Section 20 of the Lease is amended by replacing the address 630 Dorchester Boulevard West, Montreal, Quebec H3B 1X5 with the address 1170 Peel Street, Suite 800, Montreal, Quebec H3B 4P2;
             and
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        f)   Section 20 of the Lease is further amended by deleting clause (b)
             thereof in its entirety and substituting therefor the following:

                 "(b) if to Lessee, addressed to Lessee at 81 Wyman
                  Street, Waltham, Massachusetts 02254, with a copy of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254, Attention: General Counsel."

   3. The parties confirm that in all other respects the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this agreement.

   4. This agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day and year first above written.

   Witnesses:                              CLARIDGE PROPERTIES LTD.



                                           Per: Peter Coughlin
   ----------------------------                 ----------------------------
                                                Peter Coughlin, President



   ----------------------------            Per: ----------------------------



   Witnesses:                              THERMO ELECTRON CORPORATION



                                           Per: Jonathan W. Painter
   ----------------------------                 ----------------------------
                                                Jonathan W. Painter,Treasurer




   ----------------------------            Per: ----------------------------



   Witnesses:                              TMO, INC.



                                           Per: Jonathan W. Painter
   ----------------------------                 ----------------------------
                                                Jonathan W. Painter,Treasurer